UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2007

JAKE’S TRUCKING INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-50057                                                 98-0461476
(Commission File Number)                                  (I.R.S. Employer
                                                                  Identification No.)

505-8840-210th Street  Suite# 317 Langley, BC. V1M 2Y2, Canada
(Address of principal executive offices)       (Zip Code)

Registrant's telephone number, including area code: 604-790-1641

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

On September 1, 2007, Jake’s Trucking International, Inc. (the "Company") entered into an Agreement and Plan of Merger (the "Merger  Agreement") with Jake’s Acquisition Corp., to-be-formed wholly- owned  subsidiary  of the Company  ("Merger  Sub"),  and IndieMV Media Group, Inc.  ("Indie"), which was included as Exhibit 2.1 to the Report on Form 8-K filed on September 10, 2007 and incorporated herein by reference.  At the closing of the Merger Agreement, the Company will acquire  100% of the issued and  outstanding  common  stock of Indie,  and the holders  of Indie  common  stock will  receive  shares of common  stock of the Company which, upon their issuance,  would be equal to 40.00% of the issued and outstanding  shares of common stock of the Company. In addition, the Company has agreed to issue a share bonus (the “Share Bonus”) to the stockholders of Indie existing immediately prior to the Merger, with the Share Bonus being triggered when the Company achieves a milestone of 250,000 unique users and the Share Bonus shall be equal to that number of shares which will increase the shareholdings of the stockholders of Indie existing immediately prior to the Merger to 60% of the Company’s outstanding common stock as at the date the 250,000 unique user milestone is achieved.

In connection with the Merger, the Company has already effected, a 10-for-1 forward stock split of the Company's common stock (the "Forward Stock  Split").  Immediately following the Merger,  the Company expects  to  have  approximately 44,000,000 shares outstanding, of which approximately 26,400,000 shares will be held by the Company's current shareholders and  approximately 17,600,000  shares will be held by Indie’s shareholders.

On October 31, 2007, the Company announced that it had received the audit report from the independent auditors of Indie.  The receipt of this audit report completes all the requirements for the closing of the Merger Agreement.  As of October 31, 2007, the parties have executed the attached Closing Notice, which makes the closing automatically effective upon the change of the Company’s name to IndieMV Media Group, Inc. and the completion of the Company’s annual audit report for the fiscal year ending September 30, 2007.

On October 31, 2007, the shareholders of the Company voted to change the Company’s name to IndieMV Media Group, Inc. The foregoing description of the  Merger  Agreement  and the  Stock  Purchase Agreement  does not purport to be complete  and is  qualified in its entirety by reference to the Merger  Agreement.  The Merger Agreement has been previously filed to provide investors and  security  holders  with  information regarding  its terms.  It is not intended to provide any other factual information about the Company or Indie. The agreements contain representations and warranties that the parties to the agreement made to and solely for the benefit of each other.  Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the agreements.   Moreover,  information  concerning  the  subject  matter  of  such representations  and  warranties  may change  after the date of the  agreements, which subsequent  information may or may not be fully reflected in the Company's public disclosures.

About IndieMV Media Group Inc.

IndieMV Media Group, Inc. is a fully integrated, digital entertainment company and a pioneer in the distribution, licensing, and marketing of digital video content and its related businesses. Fueled by its partnerships with world-class record companies, wireless communication companies, and major sponsorship corporations, the Company has positioned itself to become a leader in social networking and digital video distribution on the web.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01 Change in Control of Registrant

Upon the closing of the transactions described under Item 1.01 of this report, a change in control of the Company will occur.

Item 5.02 Departure of Directors or Principal  Officers;  Election of Directors; Appointment of Principal Officers

The Company  intends to appoint new  officers  and  directors as a result of the transaction described in Item 1.01 of this current report.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

     (d)     Exhibits

     2.1   CLOSING NOTICE, dated as of October 31, 2007, by and among Jake’s Trucking International,   Inc., a Nevada corporation ("JTI"), Jake’s Acquisition Corp., a Nevada corporation and wholly-owned subsidiary of JTI ("Merger Sub"), and IndieMV Media Group, Inc., a British Columbia corporation ("IMV").

     99.1  PRESS RELEASE, dated as of October 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 31, 2007                                                   Jake’s Trucking International, Inc.

                                                                                          By:  /s/ Michael W. Quesnel
                                                                                                 Michael W. Quesnel, CEO